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                                                                       Exhibit 1


                    [Letterhead of Barry F. Friedman, CPA]





                                                     April 10, 2000


Securities and Exchange Commission
Washington, D.C. 20549

     Re:  Discovery Investments, Inc.
     --------------------------------

Ladies and Gentlemen:

     Discovery Investments, Inc. (the "Company") has provided me with a copy of its Current Report on Form 8-K, to which this letter is an exhibit. I agree with the statements made by the Company in said Current Report on Form 8-K.

                                               Very truly yours,


                                               /s/ Barry F. Friedman